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                                                           Exhibit 23.2

                         CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Robinson Nugent, Inc. on Form S-8 (File No. 33-3822) of our report dated August 5, 1997 on our audits of the consolidated financial statements and the financial statement schedule of Robinson Nugent, Inc. as of June 30, 1997 and 1996 and for the years ended June 30, 1997 and 1996, which report is included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP


Louisville, Kentucky
October 12, 1998

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